UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013 (December 3, 2013)

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5008 Airport Road

Roanoke, Virginia 24012

(Address of Principal Executive Offices, including Zip Code)

(540) 362-4911

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Credit Agreement

On December 5, 2013, in conjunction with entering into a credit facility (as more fully described in Item 2.03 below), Advance Stores Company, Incorporated (“Advance Stores”) terminated the Credit Agreement dated as of May 27, 2011 (the “2011 Credit Agreement”), among the Company, Advance Stores, as Borrower, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), which was filed as Exhibit 10.43 to the Company’s Report on Form 8-K filed June 3, 2011. Upon execution of the credit facility described below, the lenders’ commitments under the 2011 Credit Agreement were terminated and the liability of the Company and its subsidiaries with respect to their obligations under the 2011 Credit Agreement were discharged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sale of Notes in Aggregate Principal Amount of $450,000,000

On December 3, 2013, the Company completed its previously announced offering of (i) $450,000,000 aggregate principal amount of its 4.500% Notes due 2023 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of April 29, 2010 (the “Base Indenture”), among the Company, the Guarantors (as defined below) party thereto and Wells Fargo Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of April 29, 2010 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of May 27, 2011 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of January 17, 2012 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of December 21, 2012 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of April 19, 2013 (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture, dated as of December 3, 2013 (the “Sixth Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”) for the benefit of the holders of each Note. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement filed on November 25, 2013 on Form S-3, File No. 333-192526.

The Notes bear interest at the applicable rate per annum listed in the description of the Notes above, payable semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on June 1, 2014. The Notes are unsecured and unsubordinated obligations of the Company and rank equally in right of payment with all of the Company’s other unsecured and unsubordinated debt. The Notes are jointly and severally guaranteed on a full and unconditional senior unsecured basis initially by Advance Auto Business Support, LLC, Advance e-Service Solutions, Inc., Advance Stores Company, Incorporated, Advance Trucking Corporation, B.W.P. Distributors, Inc., Driverside, Inc., MotoLogic, Inc., Western Auto of Puerto Rico, Inc., Advance Auto Innovations, LLC, Advance Auto of Puerto Rico, Inc., E-Advance, LLC, TTR, Inc., AAP Financial Services, Inc., Advance Patriot, Inc., Autopart International, Inc., Crossroads Global Trading Corp. and Discount Auto Parts, LLC (all of which are wholly owned directly or indirectly by the Company) (collectively, the “Guarantors”).

The net proceeds from the offering were approximately $445.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. As previously disclosed, the Company intends to use the net proceeds from this offering to fund part of the consideration of the acquisition of General Parts International, Inc., a North Carolina corporation (“GPII”), pursuant to the Agreement and Plan of Merger, dated as of October 15, 2013 (the “Merger Agreement”), by and among the Company, Generator Purchase, Inc., a North Carolina corporation and wholly owned subsidiary of the Company (“Merger Sub”), GPII and Shareholder Representative Services LLC, whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into GPII and GPII will become a wholly owned indirect subsidiary of the Company (the “Acquisition”), and to pay associated costs and expenses. Prior to the closing of the Acquisition, the Company intends to invest the net proceeds from the offering in U.S. government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments or demand deposit accounts, a portion of which are insured by the Federal Deposit Insurance Corporation. The net proceeds from the offering will not be deposited into an escrow account and holders of the Notes will not receive a security interest in any such proceeds.

The Indenture provides, among other things, that the Notes are redeemable in whole or in part from time to time prior to September 1, 2023 (three months prior to the maturity date of the Notes), at the option of the Company, at a redemption price equal to the greater of: (a) 100% of the principal amount of the Notes being redeemed or (b) at a make-whole redemption price determined by using a discount rate of the applicable Treasury Rate plus (i) 30 basis points, plus, in each case, accrued and unpaid interest, if any, to the date of redemption. The Notes may be redeemed in whole at any time or in part from time to time on or after September 1, 2023 (three months prior to the maturity date of the Notes), at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

If the Company does not complete the Acquisition on or prior to April 15, 2014, or if, at any time prior to such date, the Merger Agreement is terminated, the Company may, at its option, redeem all of the Notes at a special optional redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, from the issue date of the Notes or the most recent interest payment date for the Notes, as applicable, up to, but not including, the date of such special optional redemption.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to repurchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

If the Acquisition is not consummated, for any reason, and the Company does not exercise its rights under the special optional redemption to redeem the Notes, the net proceeds from this offering will be used for general corporate purposes.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) create or incur liens, (ii) enter into certain sale and leaseback transactions and (iii) merge, sell, convey, transfer or lease substantially all of their assets. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount outstanding of the applicable series of Notes may declare the principal and the accrued and unpaid interest, if any, on all of such series of Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Sixth Supplemental Indenture dated as of December 3, 2013, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, is filed herewith as Exhibit 4.7. The foregoing description of the Sixth Supplemental Indenture is qualified in its entirety by reference to the actual agreement. The Form of 4.500% Notes is filed herewith as Exhibit 4.8.

Entry into Credit Agreement

On December 5, 2013, the Company, as Guarantor, entered into a new credit agreement which provides a $700 million unsecured term loan and a $1 billion unsecured revolving credit facility (the “2013 Credit Agreement”) with Advance Stores, as Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. This new revolver under the 2013 Credit Agreement replaced the revolver under the 2011 Credit Agreement (terminated as described in Item 1.02 above). The new revolver continues to provide for the issuance of letters of credit with a sublimit of $300 million. To date, the term loan has not been funded and the term facility, together with $500 million of the new revolver, will be available in connection with the consummation of the Acquisition. The Company may request that the total revolving commitment be increased by an amount not exceeding $250 million during the term of the 2013 Credit Agreement. Voluntary prepayments and voluntary reductions of the revolving and term loan balance, if any, are permitted in whole or in part, at the Company’s option, in minimum principal amounts as specified in the 2013 Credit Agreement.

The interest rates on outstanding amounts, if any, on each of the revolving facility and the term facility under the 2013 Credit Agreement will be based, at the Company’s option, on an adjusted LIBOR, plus a margin, or an alternate base rate, plus a margin. After an initial interest period, the Company may elect to convert a particular borrowing to a different type. The initial margin is (x) with respect to the revolving loans, 1.30% and 0.30% per annum for the adjusted LIBOR and alternate base rate borrowings, respectively, and (y) with respect to term loans, 1.50% and 0.50% per annum for the adjusted LIBOR and alternate base rate borrowings, respectively. A facility fee of 0.20% per annum will be charged on the total amount of the revolving facility, payable quarterly in arrears. A commitment fee of 0.20% per annum will be charged on the undrawn amount of the term loan commitments. Under the terms of the 2013 Credit Agreement, the interest rate spread, facility fee and commitment fee will be based on the Company’s credit rating. The revolving facility terminates in December 2018 and the term facility terminates 5 years after the Acquisition is consummated.

The 2013 Credit Agreement is guaranteed by the Company and the Guarantors pursuant to the Guarantee Agreement (the “Guarantee Agreement”) among the Company, Advance Stores, and the Guarantors in favor of the Agent for the lenders under the 2013 Credit Agreement.

The 2013 Credit Agreement contains customary covenants restricting the ability of (a) Advance Stores and its subsidiaries to, among other things, (i) create, incur or assume additional debt (only with respect to subsidiaries of Advance Stores), (ii) incur liens, (iii) make loans and investments, (iv) guarantee obligations, and (v) change the nature of its business conducted by itself and its subsidiaries; (b) the Company, Advance Stores and their subsidiaries to, among other things (i) engage in certain mergers, acquisitions, asset sales and liquidations, (ii) enter into certain hedging arrangements, (iii) enter into restrictive agreements limiting its ability to incur liens on any of its property or assets, pay distributions, repay loans, or guarantee indebtedness of its subsidiaries, (iv) engage in sale-leaseback transactions; and (c) the Company, among other things, to change the holding company status of the Company. Advance Stores is required to comply with financial covenants with respect to a maximum leverage ratio and a minimum coverage ratio. The 2013 Credit Agreement also provides for customary events of default, including non-payment defaults, covenant defaults and cross-defaults of Advance Stores’ other material indebtedness.

The above description of the 2013 Credit Agreement and the related Guarantee Agreement is not complete and is qualified in its entirety by the full text of the respective agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Press Releases to the foregoing transaction have been filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The information contained in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1(1)	Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2(1)	First Supplemental Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3(2)	Second Supplemental Indenture, dated as of May 27, 2011, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.4(3)	Third Supplemental Indenture, dated as of January 17, 2012, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.5(4)	Fourth Supplemental Indenture, dated as of December 21, 2012, among Advance Auto Parts, Inc. each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.6(5)	Fifth Supplemental Indenture, dated as of April 19, 2013, among Advance Auto Parts, Inc. each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.7*	Sixth Supplemental Indenture, dated as of December 3, 2013, among Advance Auto Parts, Inc. each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.8*	Form of 4.500% Notes due 2023 (included in Exhibit 4.7).

10.1*	Credit Agreement, dated as of December 5, 2013, among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2*	Guarantee Agreement, dated as of December 5, 2013, among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, the other guarantors from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

99.1*	Press Release of Advance Auto Parts, Inc., dated December 3, 2013.

99.2*	Press Release of Advance Auto Parts, Inc., dated December 5, 2013.

*	Filed herewith.
(1)	Incorporated by reference from the same numbered exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.
(2)	Incorporated by reference from Exhibit 10.45 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.
(3)	Incorporated by reference from Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2012.
(4)	Incorporated by reference from Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012.
(5)	Incorporated by reference from Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

Date: December 9, 2013	By:	/s/ Michael A. Norona
Michael A. Norona
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1(1)	Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2(1)	First Supplemental Indenture, dated as of April 29, 2010, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3(2)	Second Supplemental Indenture, dated as of May 27, 2011, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.4(3)	Third Supplemental Indenture, dated as of January 17, 2012, among Advance Auto Parts, Inc., each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.5(4)	Fourth Supplemental Indenture, dated as of December 21, 2012, among Advance Auto Parts, Inc. each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.6(5)	Fifth Supplemental Indenture, dated as of April 19, 2013, among Advance Auto Parts, Inc. each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.7*	Sixth Supplemental Indenture, dated as of December 3, 2013, among Advance Auto Parts, Inc. each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

4.8*	Form of 4.500% Notes due 2023 (included in Exhibit 4.7).

10.1*	Credit Agreement, dated as of December 5, 2013, among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2*	Guarantee Agreement, dated as of December 5, 2013, among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, the other guarantors from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

99.1*	Press Release of Advance Auto Parts, Inc., dated December 3, 2013.

99.2*	Press Release of Advance Auto Parts, Inc., dated December 5, 2013.

*	Filed herewith.

(1)	Incorporated by reference from the same numbered exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.
(2)	Incorporated by reference from Exhibit 10.45 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011.
(3)	Incorporated by reference from Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2012.
(4)	Incorporated by reference from Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012.
(5)	Incorporated by reference from Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2013.